EXHIBIT  24.1

Power of Attorney

Each person whose signature appears below authorizes David Schaeffer and Robert Beury, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, the registration statement of Cogent Communications Group, Inc. on Form S-8 and any amendments thereto necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This power of attorney expires on August 31, 2012.

Signature	Title	Date

/s/ Erel Margalit
Erel Margalit	Director	April 19, 2012

/s/ Steven Brooks
Steven Brooks	Director	April 19, 2012

/s/ Timothy Weingarten
Timothy Weingarten	Director	April 19, 2012

/s/ Richard T. Liebhaber
Richard T. Liebhaber	Director	April 19, 2012

/s/ David Blake Bath
David Blake Bath	Director	April 19, 2012

/s/ Marc Montagner
Marc Montagner	Director	April 19, 2012